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                                                                    EXHIBIT 10.6


                   HYDRIL COMPANY EMPLOYEE STOCK PURCHASE PLAN

                           (Effective October 1, 2000)

1. PURPOSE

         The Hydril Company Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Hydril Company ("Hydril") and its Subsidiaries (as defined in Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Hydril through the purchase of shares of common stock, $0.50 par value, of Hydril ("Common Stock"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ADMINISTRATION OF THE PLAN

         The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") of the Board of Directors of Hydril (the "Board"). The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

         The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

3. NATURE AND NUMBER OF SHARES

         The Common Stock subject to issuance under the terms of the Plan shall be shares of Hydril's authorized but unissued shares, previously issued shares reacquired and held by Hydril or shares purchased on the open market. Subject to
Section 16, the aggregate number of shares which may be issued under the Plan shall not exceed 220,000 shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the 220,000 share limitation.

4. ELIGIBILITY REQUIREMENTS

         Each Employee (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first




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Enrollment Date (as defined therein) following employment by the Company.
Participation in the Plan is voluntary.

         The following Employees are not eligible to participate in the Plan:

                  (i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of Hydril or any Subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the Employee and believed by it to be true);

                  (ii) Employees who are customarily employed by the Company less than 20 hours per week or less than 5 months in any calendar year; and

                  (iii) Employees who have not completed at least 30 days of service with the Company as of an Enrollment Date.

         "Employee" means any individual who (i) is employed full-time by Hydril or any Subsidiary (as hereinafter defined), regardless of whether such individual is working in the United States or internationally, (ii) is a United States resident, and (iii) is paid on the United States payroll. "Subsidiary" means any corporation (a) which is in an unbroken chain of corporations beginning with Hydril if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has been identified by the Committee prior to the beginning of a Purchase Period as being eligible to participate in the Plan for that Purchase Period.

5. ENROLLMENT

         Each eligible Employee of Hydril or any Subsidiary as of October 1, 2000 (the "Effective Date") may enroll in the Plan as of the Effective Date. Each other eligible Employee of Hydril or a Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first day of the Purchase Period immediately following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of any subsequent Purchase Period for which he is eligible to participate. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee.

6. METHOD OF PAYMENT

         Payment for shares is to be made as of the applicable Purchase Date (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the



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Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be such period as the Committee may prescribe. However, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Period that could extend beyond 27 months from any applicable Enrollment Date or otherwise fail to meet the requirements of
Section 423(b)(7) of the Code. Each participating Employee (hereinafter referred to as a "Participant") will authorize such deductions from his pay for each month during the Purchase Period and such amounts will be deducted in conformity with his employer's payroll deduction schedule.

                  Each Participant may elect to make contributions each pay period in amounts not less than one percent of the Participant's base salary rate, not to exceed an annual contribution equal to ten percent of the Participant's base salary rate (or such other dollar amounts as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). In establishing other dollar amounts of permitted contributions, the Committee may take into account the Maximum Share Limitation (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

                  A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form. If a Participant elects to suspend his payroll deductions, such Participant's account will be used to purchase stock at the end of the Purchase Period to the extent of contributions made during the Purchase Period prior to the suspension. A Participant may also elect to withdraw his total contributions for the current Purchase Period by giving prior written notice by such date as the Committee shall establish to the person designated by the Committee on the appropriate form. If a Participant timely elects to withdraw his contributions from the Plan, he will receive in cash, as soon as administratively feasible, all funds credited to his account during that Purchase Period. Any Participant who suspends payroll deductions or timely elects to withdraw his contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period for which he is eligible to participate.

         Except in case of timely election to withdraw contributions, resignation or other terminating event, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of the shares.

7. CREDITING OF CONTRIBUTIONS AND PAYMENT OF DIVIDENDS

         Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding. Any such contributions shall be deposited in or held by a bank or financial institution designated by the Committee for this purpose (the "Custodian"). Dividends on shares held in a Participant's account in the Plan will be paid directly to such Participant. Interest will not be credited to a Participant's account.



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8. GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

         Enrollment in the Plan by an eligible Employee on an Enrollment Date will constitute the grant by Hydril to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by Hydril to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment or (b) made a timely election to withdraw his Plan contributions for the current Purchase Period (in accordance with Section 6), will have shares of Common Stock purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless (x) the Participant notifies the person designated by the Committee on the appropriate form that he elects not to re-enroll or (y) the Participant is not an eligible Employee for purposes of the immediately following Purchase Period.

         Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

                  (i) the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

                  (ii) payment for shares purchased will be made only through payroll withholding in accordance with Sections 6 and 7;

                  (iii) purchase of shares will be accomplished only in accordance with Section 9;

                  (iv) the price per share will be determined as provided in
         Section 9;

                  (v) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Hydril or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with Section 9;

                  (vi) shares purchased under this Plan may not be sold within 150 days of the Purchase Date, or such longer period as may be required under applicable insider trading or other securities laws and regulations unless the Committee, in its sole discretion, waives this requirement to the extent permissible under such applicable laws and regulations; and



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                  (vii) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee, in its sole discretion, from time to time.

9. PURCHASE OF SHARES

         The right to purchase shares of Common Stock granted by Hydril under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock ("Fair Market Value") as of a specific date will be the closing price per share of the Common Stock as reported by the Nasdaq National Market on such date (unless such date is not a trading day, in which case the next preceding trading day will be used) or such other trading date designated by the Committee. The Fair Market Value of the Common Stock will be determined (i) as of the first day of the applicable Purchase Period (the "Grant Date") and (ii) as of the last day of the applicable Purchase Period (the "Purchase Date"). These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

         As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of whole and fractional shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

                  (i) eighty-five percent of the Fair Market Value of Common Stock on the Grant Date; or

                  (ii) eighty-five percent of the Fair Market Value of Common Stock on the Purchase Date.

         Hydril will deliver certificates evidencing shares purchased to the Custodian or to any other bank or financial institution designated by the Committee for this purpose as soon as administratively feasible after the Purchase Date. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. If for any reason the purchase of shares with a Participant's contributions to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

         If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10. MANNER OF WITHDRAWAL OF SHARES



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         A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan), and to receive a certificate for, the number of shares which have been held in his account for at least 150 days after such shares were purchased, by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively feasible.

         This 150 day holding requirement may be waived by the Committee, in its sole discretion. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by Section 14 of the Plan.

11. TERMINATION OF PARTICIPATION

         The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, total and permanent disability, retirement or when the Participant's employer ceases to be a Subsidiary). Participation also terminates immediately when the Participant makes a timely election to withdraw his contributions for the current Purchase Period (in accordance with Section 6). A Participant whose participation in the Plan has not terminated and who has not suspended his payroll deductions during a Purchase Period will automatically be re-enrolled in the Plan for the next Purchase Period, unless (x) such eligible Employee notified the person designated by the Committee on the appropriate form that he elects not to re-enroll or (y) such individual is not an eligible Employee for purposes of the immediately following Purchase Period. Participation terminates immediately after the Purchase Date if the Participant elects not to re-enroll in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period or, if the Participant is not an eligible Employee for purposes of the immediately following Purchase Period. As soon as administratively feasible after termination of participation, the Committee shall pay (in cash) to the Participant or his beneficiary or legal representative all funds credited to his account; provided, however, that a Participant whose termination of participation occurs due to his retirement will be given the option of having shares of Common Stock purchased for him under the Plan (to the extent of contributions made to the Plan prior to such termination) as of the date of the Participant's retirement. Such date, as determined by the Committee in its sole discretion, to be the Participant's Purchase Date for that particular Purchase Period. The Participant may elect to receive a certificate for the number of shares held in his account for at least 150 days after such shares were purchased (unless the 150 day holding requirement is waived by the Committee in its sole discretion), in accordance with Section 10 of the Plan. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Hydril to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12. UNPAID LEAVE OF ABSENCE

         Unless the Participant has made a timely election to withdraw his contributions for that Purchase Period, shares will be purchased for his account on the Purchase Date next following



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commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant's contributions made up to the commencement of such unpaid leave of absence. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in Section 9.

13. DESIGNATION OF BENEFICIARY

         Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

         As soon as administratively feasible after the death of a Participant, amounts credited to his account shall be paid in cash and a certificate for any shares shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. ASSIGNMENT

         Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him.

15. COSTS

         All costs and expenses incurred in administering this Plan shall be paid by Hydril. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.



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16. ADJUSTMENTS

         (a) The existence of outstanding rights to purchase shares pursuant to this Plan shall not affect in any manner the right or power of Hydril or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of Hydril or its business or any merger or consolidation of Hydril, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of Hydril, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding rights to purchase shares, (iii) the price in respect of such rights to purchase shares, and (iv) the appropriate Fair Market Value and other price determinations for such rights to purchase shares shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of Hydril, any consolidation or merger of Hydril with another corporation or entity, the adoption by Hydril of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by outstanding rights to purchase shares, (ii) the price in respect of such rights to purchase shares, and (iii) the appropriate Fair Market Value and other price determinations for such rights to purchase shares to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the outstanding rights to purchase shares and preserve, without increasing, the value of such rights to purchase shares. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to issue or assume outstanding rights to purchase shares by means of substitution of new rights to purchase shares, as appropriate, as part of such adjustment or (y) to cancel outstanding rights to purchase shares and give the Participants who are the holders of such rights to purchase shares notice and opportunity to exercise for 30 days prior to such cancellation.

17. REPORTS

         As soon as practicable following the end of each Purchase Period, Hydril shall provide or cause to be provided to each Participant a report of his contributions and the number of whole and fractional shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

18. EQUAL RIGHTS AND PRIVILEGES

         All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is



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inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by Hydril be reformed to comply with the requirements of Section 423. This Section 18 shall take precedence over all other provisions in the Plan.

19. RIGHTS AS STOCKHOLDERS

         A Participant will have no rights as a shareholder under the election to purchase until he becomes a shareholder as herein provided. A Participant will become a shareholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last trading day of the Purchase Period.

20. MODIFICATION AND TERMINATION

         The Board may amend, modify or terminate the Plan at any time insofar as permitted by law. The Committee may amend the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one year after it is adopted by the Board or the Committee, as applicable, it is approved by the holders of Hydril's outstanding shares if and to the extent such amendment is required to be approved by stockholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of
Section 423 of the Code (or any successor provision).

         The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is issued under the Plan with the approval of the stockholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.



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21. BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

         This Plan shall be effective as of the Effective Date. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval of (i) the Board and (ii) the holders of a majority of shares of outstanding shares of Common Stock, on or before the date that is one year from the Effective Date. If the Board or the stockholders of Hydril should fail so to approve this Plan on or before such date, this Plan shall terminate and cease to be of any further force or effect and all purchases of shares of Common Stock under the Plan shall be null and void.

22. GOVERNMENTAL APPROVALS OR CONSENTS

         This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 20, the Board and the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

23. LISTING OF SHARES AND RELATED MATTERS

         If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

24. EMPLOYMENT RIGHTS

         The Plan shall neither impose any obligation on Hydril or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Hydril or of any Subsidiary.

25. WITHHOLDING OF TAXES

         The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

26. GOVERNING LAW

         The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Texas.



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27. USE OF GENDER

         The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

28. OTHER PROVISIONS

         The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

         ADOPTED effective October 1, 2000.

                                                  HYDRIL COMPANY



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